                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

                                       of

                            THE C.R. GIBSON COMPANY

                                       at

                              $9.00 NET PER SHARE

                                       by

                            NELSON ACQUISITION CORP.

                          a wholly owned subsidiary of

                              THOMAS NELSON, INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, OCTOBER 17, 1995
                         UNLESS THE OFFER IS EXTENDED.

                                                              September 19, 1995

To Participants in The C.R. Gibson Company Employee Stock Ownership Plan and
Trust:

     Enclosed for your consideration is an Offer to Purchase, dated September 19, 1995 (the "Offer to Purchase") and a related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Nelson Acquisition Corp., a Delaware corporation ("Offeror") and a wholly owned subsidiary of Thomas Nelson, Inc., a Tennessee corporation, to purchase all outstanding shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), of The C.R. Gibson Company, a Delaware corporation (the "Company"), at a price of $9.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     OUR NOMINEE IS THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT AS A PARTICIPANT IN THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (THE "PLAN"). A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US THROUGH OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD IN YOUR PLAN ACCOUNT.

     We request instructions as to whether you wish to have us instruct our nominee to tender on your behalf any or all of the Shares held in your Plan account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $9.00 per Share, net to the seller in cash.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company unanimously has determined that the terms of each of the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, October 17, 1995, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the Shares outstanding on a fully diluted basis.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Offeror pursuant to the Offer.

     If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing and returning to us the instruction form enclosed with this letter and the Substitute Form W-9 by 5:00 p.m., New York City time, on Monday, October 16, 1995, unless the Offer is extended. If you authorize the tender of such Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope in which to return your instructions to us is enclosed. YOUR AUTHORIZATION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO INSTRUCT OUR NOMINEE TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Offeror will make a good faith effort to comply with such state statute. If, after such good faith effort, Offeror cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                          Fleet Bank, N.A.
                                          as Plan Agent

                          Instructions with Respect to
                         the Offer to Purchase for Cash
                     all Outstanding Shares of Common Stock

                                       of

                            THE C.R. GIBSON COMPANY

                                       by

                            NELSON ACQUISITION CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 19, 1995, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by Nelson Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Thomas Nelson, Inc., a Tennessee corporation, to purchase all outstanding shares (the "Shares") of common stock, par value $0.10 per share, of The C.R. Gibson Company, a Delaware corporation. The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the Company's Employee Stock Ownership Plan and Trust (the "Plan").

     This will instruct you, as Agent for the Plan, to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held for the Plan account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
------------------------------------
  Number of Shares to be Tendered in                     SIGN HERE
  my account

                 Shares*
------------------------------------        ------------------------------------

                                            ------------------------------------
                                                        Signature(s)

                                            ------------------------------------

Dated:                , 1995                ------------------------------------
                                                Please type or print name(s)

                                            ------------------------------------

                                            ------------------------------------
                                                Please type or print address

                                            ------------------------------------
                                               Area Code and Telephone Number

                                            ------------------------------------
                                                 Taxpayer Identification or
                                                   Social Security Number
---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your Plan account are to be tendered, including any additional Shares credited to your account through the Expiration Date (as defined in the Offer to Purchase).

MAIL THIS FORM IN THE ENCLOSED REPLY ENVELOPE TO:

Fleet Bank, N.A.
CTEHFO3G
One Constitutional Plaza
Hartford, CT 06115
Attention: Charles Arntsen

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PAYER'S NAME: TRUST COMPANY BANK
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 SUBSTITUTE                  PART 1 -- PLEASE PROVIDE YOUR TIN IN THE
 FORM W-9                     BOX AT RIGHT AND CERTIFY BY SIGNING
                              AND DATING BELOW                                       -----------------------------------------
                                                                                     Social Security Number(s)
                                                                                     OR
                                                                                     -----------------------------------------
                                                                                     Employer Identification Number(s)
                             -------------------------------------------------------------------------------------------------

                              PART 2 -- Certification -- Under penalties of perjury, I certify that:     PART 3 --
 Department of the
 Treasury Internal            (1) the number shown on this form is my correct Taxpayer Identification     Awaiting TIN      / /
 Revenue Service                  Number (or I am waiting for a number to be issued to me) and
                                                                                                         ----------------------
 Payer's Request              (2) I am not subject to backup withholding because (a) I am exempt from
 for Taxpayer                     backup withholding or (b) I have not been notified by the Internal     PART 4 --
 Identification                   Revenue Service (the "IRS") that I am subject to backup withholding
 Number (TIN)                     as a result of a failure to report all interest or dividends or        Exempt TIN       / /
                                  (c) the IRS has notified me that I am no longer subject to backup withholding.
                             -------------------------------------------------------------------------------------------------
                              Certification instructions -- You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part 4 above.
                             SIGNATURE                                              DATE                          , 1995
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

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
                       IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number to the Depositary, 31% of all reportable payments made to me will be withheld, but will be refunded if I provide a certified taxpayer identification number within 60 days.


-----------------------------------        -----------------------------------
              Signature                                    Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.